EXHIBIT 3.2

BYLAWS

OF

THE PEOPLES HOLDING COMPANY

ARTICLE I

OFFICES

Section 1. The principal office of the corporation shall be located at 209 Troy Street, City of Tupelo, County of Lee, State of Mississippi.

Section 2. The Board of Directors shall have the power and authority to establish and maintain branch offices at the locations as the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. The annual meeting of the stockholders of the corporation shall be held on the third Tuesday of April in each year for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

Section 2. Special meetings of the stockholders, for any purpose, may be called by written request of persons owning as much as fifty percent of the outstanding capital stock of the corporation, or by authority of the board of directors in regular session or by a request in writing of a majority of the board of directors. All such communications must be addressed to the president of the corporation.

Section 3. The annual meetings of the stockholders of the corporation shall be held at the principal office of the corporation in Tupelo, Mississippi, or at such other place in the area served by the corporation as may be fixed by the board of directors. All special meetings of the stockholders shall be held at the principal office of the corporation in Tupelo, Mississippi.

Section 4. At least ten days written notice shall be given of any annual or special meeting of stockholders, either personally or by mail, to each stockholder of record entitled to vote at such meeting. Such notice shall be issued by the president or secretary of the corporation, which notice shall state the place, day and hour of the meeting and, in case of a special meeting, the purposes for which the meeting is called.

Section 5. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. In the event of no quorum at the annual meeting, the holders of a majority of the stock present and represented at the meeting shall have power to adjourn the meeting from day to day without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

In special meetings, if a quorum is not present, there shall be no adjournment but the call of the meeting will be voided and a new call must be issued for any special meeting.

Section 6. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting and shall not be valid after the date of the meeting at which it was filed.

Section 7. No stockholder will be allowed to vote at any meeting, either in person or by proxy, unless he is a stockholder of record. Every share of stock is entitled to one vote which may be voted as provided by the laws of the State of Mississippi.

Section 8. The chairman of the board of directors shall act as chairman, and the secretary of the corporation shall act as secretary of all meetings of the stockholders of the corporation.

ARTICLE III

BOARD OF DIRECTORS

Section 1. The business and affairs of the corporation shall be managed and controlled by its board of directors.

Section 2. The board of directors of the corporation shall consist of not less than seven (7) nor more than twenty (20) stockholders, the number of each ensuing year to be determined by a majority of the entire board of directors of the corporation prior to the regular annual meeting. Each director shall be the owner in his own right of encumbered stock in the corporation to the amount of at least Two Hundred Dollars ($200.00) par value, and shall have such other qualifications as may be prescribed for directors under the laws of the State of Mississippi. No stockholders shall be eligible for election as a member of the board of directors after attaining the age of seventy-two (72) years; provided, however, that any director who attains the age of seventy-two (72) years during his elected term can serve only until the next regular meeting of stockholders.

Section 3. The term of the office of the directors elected at the regular annual meeting of the stockholders shall be until the next annual meeting of the stockholders, and/or until their successors shall have been elected and qualified.

Section 4. If during the year a vacancy should occur in the offices of the directors elected for that year, the remaining board of directors shall have the right, by majority vote, to fill such vacancies as exist by electing to said vacancies qualified stockholders who shall serve as directors until the next annual meeting of stockholders, or until a meeting of the stockholders held for the purpose of electing their successors.

Section 5. The board of directors shall hold regular monthly meetings on the third Tuesday of each month. All meetings of the board of directors shall be held in the board of directors room at the principal office of the corporation in Tupelo, Mississippi, unless a different place is fixed by the board of directors.

Immediately following the annual stockholders’ meeting, on the same date and at the same place, the members of the board of directors, who shall have been elected at said meeting, shall meet and elect from among themselves a chairman, a vice chairman and a secretary, who shall serve until the meeting of the board of directors following the next annual meeting of stockholders, and until their successors have been elected and qualified.

Section 6. Special meetings of the board of directors shall be held whenever called by the chairman or upon written request of a majority of the members of the board of directors.

Section 7. A majority of the members of the board of directors shall constitute a quorum of any meeting of said board of directors. Whenever there shall not be a quorum at a regular or special meeting, the members present may adjourn the meeting from time to time until a quorum shall be obtained, and any meeting may be adjourned from time to time by vote of a majority of the members present.

ARTICLE IV

OFFICERS

Section 1. The officers of the corporation shall be president, vice president or vice presidents (the number thereof to be determined by the board of directors), secretary and treasurer, each of whom shall be elected by the board of directors. The office of secretary and treasurer may be held by the same person. The board of directors may also elect such assistant officers as may be deemed necessary.

Section 2. The officers of the corporation to be elected by the board of directors shall be elected annually at the first meeting of the board of directors held after each annual meeting of stockholders. Such officers so elected shall serve until the next meeting of the board of directors following the next annual meeting of stockholders, and until their successors have been elected and qualified.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term.

The powers and duties of the several officers shall be as provided from time to time by resolution or other directive of the board of directors. In the absence of such provisions the respective officers shall have the powers and shall discharge the duties customarily and usually held and performed by like officers of like or similar corporations.

Section 3. The compensation of such officers shall be fixed from time to time by the board of directors.

ARTICLE V

COMMITTEES

Section 1. There shall be an executive committee and such other committees as the board of directors may from time to time constitute. All of said committees shall be selected by the board of directors from their number, and their duties shall be as set forth hereinafter and as prescribed by the board of directors.

Section 2. The executive committee shall consist of the chairman of the board of directors, the president of the corporation and four other members to be selected by the board of directors. The executive committee shall have charge over all matters under the direction and control of the board of directors which may require attention at any time between regular meetings of said board of directors.

Section 3. Each committee shall select a chairman and a secretary from among itself who shall keep a record of the proceedings of each committee and the action of said committee. In case a secretary be not elected, the chairman of the committee shall keep such record. Each committee shall meet on the call of the chairman. The majority of the members of any of said committees shall constitute a quorum for the transaction of business by such committee, and in the event of the executive committee at least one of the members present at such meeting shall be a member of the committee who has been elected to said committee by the board of directors and is not serving ex officio.

Section 4. The board of directors may at any meeting adopt such resolutions restricting the power of committees as the board of directors may deem wise and prudent.

ARTICLE VI

CAPITAL STOCK

Section 1. Certificates representing shares of stock of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary. All certificates of shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issued therefor on such terms and indemnity to the corporation as the board of directors may prescribe.

Section 2. Transfers of shares of stock of the corporation shall be made in the manner specified in the laws of the State of Mississippi. The corporation shall maintain stock transfer books, and any transfer shall be registered thereon only on request and surrender of the stock certificate representing the transferred shares, properly endorsed. The corporation shall have the absolute right to recognize as the owner of any shares of stock issued by it, the person or persons in whose name the certificate representing such shares stand according to the books of the corporation for all proper corporate purposes, including the voting of the shares represented by the certificate at a regular or special meeting of the stockholders, and the issuance and payment of dividends on such shares.

ARTICLE VII

DIVIDENDS

Section 1. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law and by its articles of incorporation.

ARTICLE VIII

SEAL

The Board of Directors shall provide a corporate seal, which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “CORPORATE SEAL”. The impression of said seal is made a part of these bylaws.

ARTICLE IX

INDEMNIFICATION

Any person, his heirs, executors, or administrators may be indemnified by the corporation for reasonable expenses (including judgments and compromise settlements, except where as in a derivative suit situation any judgment in the matter would run in favor of the corporation) actually incurred in connection with any action, suit or proceedings, civil or criminal, to which he was made a party by reason of service as a director, officer or employee of the corporation, provided, however, that no person shall be indemnified or reimbursed as to any matter to which he shall finally be adjudged to have been guilty of gross negligence, willful misconduct or criminal acts in the performance of his duty to the corporation; and provided further, that no person shall be so indemnified or reimbursed as to any matter in such action or suit which has been the subject of a compromise settlement except with the approval

(1)	of a court of competent jurisdiction, or

(2)	the holders of record of a majority of the outstanding shares of the corporation, or

(3)	a majority of the corporation’s board of directors, excluding members who are parties to the same or substantially the same suit or proceeding.

The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person may be entitled as a matter of law. The board of directors of the corporation may, in its discretion, purchase directors’ and officers’ liability insurance coverage to provide, in whole or in part, for such indemnification or reimbursement.

ARTICLE X

AMENDMENTS

Section 1. The bylaws may be altered, amended, or repealed by majority vote of the board of directors of the corporation.

ARTICLES OF AMENDMENT TO

THE BYLAWS OF

THE PEOPLES HOLDING COMPANY

Pursuant to the provisions of Section 79-4-10.20 of the Mississippi Business Corporation Act and in accordance with the Bylaws of The Peoples Holding Company, the Board of Directors hereby adopts the following Articles of Amendment to the Bylaws of The Peoples Holding Company:

ONE: All references in the Bylaws to “The Peoples Holding Company” shall be amended to read “Renasant Corporation.”

ARTICLES OF AMENDMENT TO

THE BYLAWS OF

RENASANT CORPORATION

Pursuant to the provisions of Section 79-4-10.20 of the Mississippi Business Corporation Act and in accordance with the Bylaws of Renasant Corporation, the Board of Directors hereby adopts the following Articles of Amendment to the Bylaws of Renasant Corporation:

ONE:	The second paragraph of Section 5 of Article III of the Bylaws is hereby deleted and replaced in its entirety with the following:

“Immediately following the annual stockholders’ meeting, on the same date and at the same place, all of the members of the board of directors, including those who shall have been elected at said meeting, shall meet and elect from among themselves a chairman, a vice chairman and a secretary, and the members of the board of directors who are “independent directors,” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules, as amended from time to time (the “Nasdaq Rules”), shall meet and elect from among such independent directors a lead director (the “lead director”) with the powers and duties set forth in Section 8 of this Article III, provided that if the chairman of the board of directors is not an officer or employee of the corporation and is also an independent director as defined in the Nasdaq Rules, no lead director shall be elected and the chairman of the board, so long as he is an independent director as defined in the Nasdaq Rules, shall assume all of the powers and responsibilities of the lead director set forth in Section 8 below. The chairman, the vice chairman, the secretary and the lead director shall serve at the pleasure of the board of directors, and until their successors have been elected and qualified.”

TWO:	The Bylaws are hereby amended by adding a Section 8 at the end of Article III of the Bylaws, to read as follows:

“The lead director shall generally familiarize himself or herself with the corporation, its business and the competitive factors within its industry, as well as with the elements of effective corporate governance. In addition, the lead director shall have the following specific powers and responsibilities: the lead director shall (i) in consultation with the chairman, approve the schedule of meetings of the board of directors and approve the agenda and the materials to be provided to each director prior to such meetings of the board of directors; (ii) set the schedule for and the agenda of all executive sessions of the “independent directors” of the board of directors (as defined in the Nasdaq Rules), approve and distribute the materials, if any, to be provided to each independent director prior to such executive sessions, and act as the chair of all such executive sessions; (iii) act as a liaison between the chairman and the other members of the board of directors as well as between management of the corporation and the other members of the board of directors; (iv) in coordination with the members of the corporation’s compensation committee, undertake a performance evaluation of the chief executive officer of the corporation; (v) in coordination with the members of the corporation’s governance and nominating committee, assess annually the overall committee structure of the board of directors and the organization and performance of each committee; and (vi) oversee the board of director’s stockholder communication policies and procedures, including, under appropriate circumstances, meeting with stockholders wishing to communicate with the board of directors other than through the chairman. The lead director shall have such other powers and responsibilities as determined from time to time by the board of directors.”

THREE:	Section 2 of Article V of the Bylaws is hereby deleted and replaced in its entirety with the following:

“The executive committee shall consist of the chairman of the board of directors, the lead director, the chief executive officer of the corporation and three other members to be selected by the board of directors each of whom shall be an independent director as defined in the Nasdaq Rules. In the event that the chairman of the board of directors and the chief executive officer of the corporation are the same person, or if there is no lead director because the chairman of the board of directors has assumed the powers and responsibilities of the lead director as provided in Section 5 of Article III hereof, then one additional director who is an independent director as defined in the Nasdaq Rules shall serve on the executive committee. The executive committee shall have charge over all matters under the direction and control of the board of directors which may require attention at any time between regular meetings of said board of directors.”

ARTICLES OF AMENDMENT TO

THE BYLAWS OF

RENASANT CORPORATION

Pursuant to the provisions of Section 79-4-10.20 of the Mississippi Business Corporation Act and in accordance with the Bylaws of Renasant Corporation, the Board of Directors hereby adopts the following Articles of Amendment to the Bylaws of Renasant Corporation:

ONE:	Article IX of the Bylaws is hereby deleted and replaced in its entirety with the following:

SECTION 1. Right of Indemnity. Whenever any director or officer of the corporation is made a party to any proceeding, including any derivative action in the right of the corporation, the Indemnitee shall be indemnified against liability and reasonable expenses, including attorney’s fees, incurred by the Indemnitee in connection with such proceeding, if the Indemnitee meets the requisite Standard of Conduct and such indemnification is not otherwise prohibited by the laws of the State of Mississippi or these Bylaws. For avoidance of doubt, an Indemnitee shall not be entitled to indemnification from the corporation under this Section 1 against any liability in a proceeding by the corporation (for purposes of this Section 1, a proceeding by the corporation shall not include derivative actions in the right of the corporation) against such Indemnitee.

SECTION 2. Standard of Conduct. An Indemnitee meets the Standard of Conduct if the Indemnitee conducted himself or herself in good faith and reasonably believed that (i) any conduct in the Indemnitee’s official capacity was in the best interests of the corporation, (ii) in all other cases, the Indemnitee’s conduct was at least not opposed to the best interests of the corporation, or (iii) in any criminal proceeding, the Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful. An Indemnitee’s conduct with respect to an employee benefit plan for a purpose the Indemnitee reasonably believes to be in the best interest of the participants in and beneficiaries of the plan is conduct that satisfies the Standard of Conduct.

The determination as to whether an Indemnitee has met the Standard of Conduct set forth herein shall be made as follows but is subject to court review as provided in Section 4:

A.	if there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote; or

B.	by special legal counsel selected in the manner prescribed in Subsection A of this Section 2, or, if there are fewer than two (2) disinterested directors, selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

C.	by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

SECTION 3. Prohibited Indemnification. Unless ordered by a court pursuant to Section 79-4-8.54(a)(3) of the Code, no indemnification shall be made in respect to any liability in connection with: (i) a proceeding in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the Indemnitee has met the relevant Standard of Conduct set out above; or (ii) any proceeding with respect to conduct for which the Indemnitee was adjudged liable on the basis that the Indemnitee received a financial benefit to which the Indemnitee was not entitled, whether or not involving action in the Indemnitee’s official capacity.

SECTION 4. Court Ordered Advance of Expenses and Indemnification. An Indemnitee who is a party to a proceeding may apply to the court conducting the proceeding, or to another court of competent jurisdiction, for indemnification or an advance for expenses. After receipt of such an application, and after giving any notice it considers necessary, the court shall:

A.	order indemnification if the court determines that the Indemnitee is entitled to mandatory indemnification under Section 79-4-8.52 of the Code;

B.	order indemnification or advance for expenses if the court determines that the Indemnitee is entitled to indemnification or advance for expenses pursuant to Section 1 of this Article IX;

C.	order indemnification or advance for expenses, if the court determines that, in view of all the relevant circumstances, it is fair and reasonable to indemnify such Indemnitee or to advance expenses to such Indemnitee, even if such Indemnitee has not met the Standard of Conduct, failed to comply with Section 79-4-8.53 of the Code or was adjudged liable in a proceeding referred to in Subsection 79-4-8.51(d)(1) or (d)(2) of the Code, but if such Indemnitee was adjudged so liable his indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

If the court determines that the Indemnitee is entitled to indemnification under Subsection A of this Section 4, or to indemnification or advance for expenses under Subsection B of this Section 4, the court shall also order the corporation to pay the Indemnitee’s reasonable expenses incurred in connection with obtaining court-ordered indemnification or advance for expenses. If the court determines that the Indemnitee is entitled to indemnification or advance for expenses under Subsection C of this Section 4, the court may also order the corporation to pay the Indemnitee’s reasonable expenses to obtain court-ordered indemnification or advance for expenses.

SECTION 5. Mandatory Indemnification. Notwithstanding anything to the contrary in this Article IX, the corporation shall indemnify an Indemnitee who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the Indemnitee was a party because the Indemnitee was a director or officer of the corporation against reasonable expenses incurred by the Indemnitee in connection with the proceeding.

SECTION 6. Advance for Expenses. The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by an Indemnitee who is a party to a proceeding (excluding a proceeding by the corporation. The exclusion shall not include derivative actions in the right of the corporation against an Indemnitee) if (i) the Indemnitee furnishes the corporation a written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the relevant Standard of Conduct for indemnification and (ii) the Indemnitee furnishes the corporation a written undertaking to repay any funds advanced if the Indemnitee is not entitled to indemnification under Section 5 above and it is ultimately determined that the Indemnitee has not met the relevant Standard of Conduct. The written undertaking must be an unlimited general obligation of the Indemnitee but need not be secured and may be accepted without reference to the financial ability of the Indemnitee to make repayment.

Authorization of an advance for expenses under this Section 6 shall be made as follows but is subject to court review as provided in Section 4:

A.	if there are two or more disinterested directors, by the Board of Directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum), or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote; or

B.	if there are fewer than two (2) disinterested directors, by the vote necessary for action by the board in accordance with Section 79-4-8.24(c) of the Code, in which authorization directors who do not qualify as disinterested directors may participate; or

C.	by the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

For avoidance of doubt, an Indemnitee shall not be entitled to an advance of funds to pay for the reasonable expenses incurred by a Indemnitee in a proceeding brought by the corporation against such Indemnitee.

SECTION 7. Right of Corporation to Insure. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or who, while a director or officer of the corporation, serves or served at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify or advance expenses to such person under the provisions of this Article or under the provisions of Mississippi law.

SECTION 8. Limitations. All indemnification and insurance provisions contained in this Article IX are subject to the limitations and prohibitions imposed by federal law including, without limitation, the Securities Act of 1933, as amended, and the Federal Deposit Insurance Act, as amended, and any implementing regulations concerning indemnification.

SECTION 9. Provision for Payment. The corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such amounts as may be necessary to effect indemnification as provided in this Article IX.

SECTION 10. Changes. No revocation of, change in, or adoption of any resolution or provision in the Articles of Incorporation or bylaws of the corporation inconsistent with this Article IX shall adversely affect the rights of any director or officer with respect to (i) any proceeding commenced or threatened prior to such revocation, change or adoption or (ii) any proceeding arising out of any act or omission occurring prior to such revocation, change or adoption, in either case, without the written consent of such director or officer.

SECTION 11. Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 12. Employees and Agents. The corporation may grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any present or former employee or agent of the corporation to the fullest extent of the provisions of this Article IX with respect to indemnification and advancement of expenses of directors and officers of the corporation.

SECTION 13. Enforcement. The rights to indemnification and to the advancement or reimbursement of expenses conferred in this Article IX, as limited by Section 8 hereof, shall be contract rights. If a claim for indemnification or advancement or reimbursement of expenses pursuant to this Article IX is not paid in full by the corporation within 60 days after written demand has been received by the corporation, except in the case of a claim for advancement or reimbursement of expenses, in which the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expenses of prosecuting and defending such suit. In (i) any suit brought by the Indemnitee to enforce the right to indemnification hereunder (or a suit brought by the Indemnitee to enforce a right to an advancement or reimbursement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the relevant Standard of Conduct. Neither the failure of the corporation (including its board of directors or independent legal counsel) to have made determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the relevant Standard of Conduct set forth herein, nor an actual determination by the corporation (including its board of directors or independent legal counsel) that the Indemnitee has not met such Standard of Conduct, shall create a presumption that the Indemnitee has not met the relevant Standard of Conduct or, in case of a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement or reimbursement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement or reimbursement of expenses, under this Article IX or otherwise shall be on the corporation.

SECTION 14. Non-exclusive Remedy. The rights to indemnification and to advancement or reimbursement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

SECTION 15. Definition of Terms. Unless otherwise specifically provided:

“Code” means the Mississippi Code of 1972, as amended.

“Director” or “officer” means an individual who is or was a director or officer, respectively, of the corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, non-profit corporation, partnership, joint venture, trust, limited liability company, employee benefit plan or other entity. A director or officer is also considered to be serving an employee benefit plan at the corporation’s request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The term “director” shall also include emeritus directors and advisory directors of the corporation, any person serving as a director, emeritus director or advisory director of Renasant Bank and any person serving as a member of a State board of Renasant Bank, including, without limitation, the Alabama State Board of Renasant Bank and the Tennessee State Board of Renasant Bank. “Director” or “officer” includes, unless the context requires otherwise, the estate, heirs, legatees, devisees, executors, administrators and personal representatives of a director or officer. “Directors” and “officers” are sometimes referred to herein individually as an “Indemnitee”.

“Disinterested director” means a director who, at the time of a vote referred to in this Article IX or a vote or selection referred to in this Article IX is not (i) a party to the proceeding or (ii) an individual having a familial, financial, professional or employment relationship with the director or officer whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.

“Expenses” shall mean attorneys fees, court costs and investigative expenses.

“Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), interest, other monetary obligations or reasonable expenses (as defined herein) incurred with respect to a proceeding.

“Official capacity” means: (i) when used with respect to a director, the office of director in the corporation and (ii) when used with respect to an officer, the office in the corporation held by an officer. “Official capacity” does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan or other entity.

“Party” means an individual who was, is, or is threatened to be made a defendant or responded in a proceeding.

“Proceeding” means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.